Exhibit 10.04
                     SECOND AMENDMENT TO
                 ENRON CORP. 1988 STOCK PLAN


          WHEREAS, ENRON CORP. (the "Company") has heretofore adopted and maintains the Enron Corp. 1988
     Stock Plan; and

          WHEREAS, the Company desires to amend the Plan to revise the definition of "retirement";

          NOW, THEREFORE, the Plan is amended as follows:

          Paragraph 11.6 of the Plan is rescinded and the following new paragraph 11.6 is inserted in its place effective August 1, 1995:

          "11.6 `Retirement' shall mean (i) with respect to an Employee of the Company or one of its Affiliates, after attainment of age 55 with at least 5 years of service, the Employee's termination of employment and eligibility to receive benefits under the Enron Corp. Retirement Plan, and (ii) with respect to a Director of the Company, termination of service as a Director or Honorary Director, after at least five (5) years of continuous service, or upon or after the date the Director at the age 72."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date:  August 7, 1995


ATTEST:                              ENRON CORP.


By: PEGGY B. MENCHACA                By: PHILIP J. BAZELIDES
Corporate Secretary                  Title: Vice President,
                                     Corporate Human
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